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                       SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                November 18, 1999
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                                 Tengasco, Inc.
                                 --------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-20975
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        Tennessee                                             87-0267438
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(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)



             603 Main Avenue, Suite 500, Knoxville, Tennessee 37902
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                     (Address of Principal Executive Office)


                                 (423) 523-1124
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                         (Registrant's Telephone number)

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Item 1. Business

                  On November 18, 1999, Tengasco, Inc. (the "Company") entered into an agreement with Eastman Chemical Company ("Eastman") to deliver natural gas to Eastman's chemical plant located in Kingsport, Tennessee.

                  The agreement provides that by December 31, 2000 the Company will deliver daily to Eastman a minimum of the lesser of (i)5,000 MMBtu's ("MMBtu" means one million British thermal units) or (ii) forty percent (40%) of the natural gas requirements of Eastman's plant and a maximum of 15,000 MMBtu's per day. Under the terms of the agreement, the Company has the option to install facilities to treat the delivered gas so that the total nonhydrocarbon content of the delivered gas is not greater than two percent (2%) so that it may be used in certain processes in the Eastman plant requiring low levels of nonhydrocarbons. If the Company elects to perform this option by installing additional facilities, the minimum daily amount of gas to be purchased by Eastman from the Company will increase to the lesser of (i)10,000 MMBtu's or
(ii) eighty percent (80%) of the natural gas requirements of Eastman's chemical plant. The Company is presently continuing discussions with Eastman regarding increasing the allowable level of nonhydrocarbons in the delivered gas from the level currently stated in the agreement to a higher allowable level. If such agreement is reached, it would have the immediate effect of increasing the minimum quantity under the agreement to the higher quantity stated above without the need for the Company to elect to install some or all of the treatment facilities as is presently required to reduce the level of hydrocarbons permitted by the agreement. Although there can be no assurances that the agreement with Eastman will be modified, discussions as to this subject are continuing.

                  Eastman will pay the Company the index price plus $0.10 for all natural gas quantities up to 10,000 MMBtu's delivered per day, the index price plus $0.05 for all quantities in excess of 10,0000 MMBtu's up to 15,0000 MMBtu's per day and the index price for all quantities in excess of 15,000 MMBtu's per day. The index price means the price per MMBtu published in McGraw-Hill's Inside F.E.R.C.'s Gas Market Report equal to the Henry Hub price index as shown in the table labeled "Market Center Spot Gas Prices".

                  The Company will transport and deliver its gas to Eastman through a 28 mile pipeline that will be constructed by the Company's wholly owned subsidiary, Tengasco Pipeline Corporation. This pipeline will begin at the terminus of the Company's existing pipeline and extend into Kingsport where it will be connected to an existing pipeline and meter station at Eastman's plant.

                  The agreement is for a term of twenty years and will be automatically extended, if the parties agree, for successive terms of one year. The agreement will commence upon the Company's completion of construction of the pipeline and connection to Eastman's facilities and


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commercial operation of that facility is approved. Completion of construction of the pipeline and the connection to Eastman's facilities must be completed by December 31, 2000.



Item 7. Financial Statements and Exhibits

                  The following exhibit is filed herewith:

                  10.10 Natural Gas Sales Agreement dated November 18, 1999 between Tengasco, Inc. and Eastman Chemical Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 19, 1999

                                             Tengasco, Inc.


                                             By: s/ Malcolm E. Ratliff
                                                 ----------------------------
                                                 Malcolm E. Ratliff,
                                                 Chief Executive Officer




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